UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

DERMATA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40739	86-3218736
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3525 Del Mar Heights Rd., #322, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 800-2543

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	DRMA	The Nasdaq Capital Market
Warrants, exercisable for one share of Common Stock	DRMAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Stockholder’s Equity

As previously reported, on March 25, 2025, Dermata Therapeutics, Inc. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it was no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market, pursuant to Nasdaq Listing Rule 5550(b)(1) (“Stockholder’s Equity Requirement”).

On May 14, 2025, the Company received a letter from the Staff indicating that as of May 14, 2025, the Company has regained compliance with the Stockholder’s Equity Requirement and the matter is now closed.

Minimum Bid Price

On May 14, 2025, the Company received a written notice (the “Notice”) from the Staff indicating that the Company is not in compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Bid Price Requirement”).

The Staff further indicated that, based upon the Company’s implementation of a reverse stock split within the prior one-year period, the Company’s securities are subject to delisting from the Nasdaq Capital Markets and will be suspended at the opening of business on May 23, 2025, unless the Company requests a hearing before the Nasdaq Hearings Panel (the “Panel”) by May 21, 2025. The Company plans to request a hearing before the Panel prior to May 21, 2025, which request will stay any further suspension or delisting action by Nasdaq, pending the ultimate conclusion of the hearing process. However, there can be no assurance that the Company’s compliance plan will be accepted or that if it is, the Company will be able to regain compliance and maintain its listing on the Nasdaq Capital Market. If the Company’s plan to regain compliance is not accepted or if Nasdaq does not grant an extension and the Company does not regain compliance, or if the Company fails to satisfy another Nasdaq requirement for continued listing, Nasdaq could provide notice that the Company’s securities will become subject to delisting.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “aims,” “anticipates,” “believes,” “could,” “expects,” estimates,” “intends,” “may,” “plans,” “potential,” “projects,” “should,” “will,” and “would,” or similar references to future periods. Examples of forward-looking statements in this Current Report on Form 8-K include, without limitation, statements regarding the Company’s intent or ability to regain compliance with the Bid Price Requirement, the outcome of a Nasdaq hearing and appeal process, and the anticipated actions by the Staff and the Company’s responses and their anticipated outcome, and the ability for the Company’s common stock to remain listed on Nasdaq. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in or implied by the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as discussions of potential risks, uncertainties and other important factors in any subsequent Company filings with the Securities and Exchange Commission. All information in this Current Report on Form 8-K is as of the date of the filing; the Company undertakes no duty to update this information unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMATA THERAPEUTICS, INC.

Dated: May 16, 2025	By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	Chief Executive Officer